                                                                    Exhibit 99.2
                                                                    ------------

Signature of Reporting Persons:

This statement on Form 3 is filed by Versant Venture Capital III, L.P. and
Versant Side Fund III, L.P. The principal business address of each of the reporting persons is 3000 Sand Hill Road, Bldg. 4, Ste . 210, Menlo Park,
California 94025. The reporting entities disclaim beneficial ownership of the securities listed herein except to the extent of their pecuniary interest therein.

VERSANT VENTURE CAPITAL III, L.P.

By:    Versant Ventures III, LLC
       its General Partner

By:  /s/ Brian G. Atwood, Attorney-in-Fact
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VERSANT SIDE FUND III, L.P.

By:    Versant Ventures III, LLC
       its General Partner

By:  /s/ Brian G. Atwood, Attorney-in-Fact
    --------------------------------------